Exhibit 99.1

FOR IMMEDIATE RELEASE
Nu Skin Enterprises Appoints James D. Thomas as Chief Financial Officer

PROVO, Utah — July 27, 2023 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced the appointment of James D. Thomas as executive vice president and chief financial officer. Thomas has been serving as interim CFO for the past four months and has been the company’s chief accounting officer for the past four years.

“Based on his extensive experience, James has a deep understanding of our operations and the ability to strategically align our financial resources to support our current business as well as our vision for the future,” said Ryan Napierski, president and CEO. “He brings strong leadership and solid financial expertise to our senior management team as we continue to execute on our strategy and transformation.”

Thomas joined Nu Skin in 2010 and has served as interim chief financial officer since April 2023 and as chief accounting officer since 2019. He has played a critical role in the company’s mergers and acquisitions strategy and has led several projects across multiple disciplines such as the global alignment of the company’s financial operations and a recent project to identify cross-functional efficiencies to improve margins across the company. Prior to Nu Skin, Thomas worked as an assistant controller of another public, technology-enabled wellness company and served in the assurance practice at PricewaterhouseCoopers LLP. Thomas holds Bachelor of Science and Master of Accounting degrees from Utah State University.

“It is an honor to be selected for this role during this exciting time in Nu Skin’s history,” said Thomas. “I look forward to working alongside this forward-thinking senior management team as we execute on our personalized beauty and wellness strategy to drive business growth and long-term value for our shareholders.”

About Nu Skin Enterprises, Inc.

Nu Skin Enterprises, Inc. (NYSE: NUS) is a global integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform. The company helps people look, feel and live their best with products that combine the best of science, technology and nature. Backed by nearly 40 years of scientific research, Nu Skin develops innovative products including Nu Skin® personal care, Pharmanex® nutrition and the ageLOC® anti-aging brand which includes an award-winning line of beauty device systems. Nu Skin operates in nearly 50 markets worldwide in the Americas, Asia, Europe, Africa and the Pacific. Rhyz Inc. is the company’s strategic investment arm that includes a collection of technology and manufacturing companies to support growth in the core Nu Skin business. Nu Skin is committed to sustainability, including global initiatives such as transitioning to reduced and sustainable packaging for all products by 2030. The Nu Skin Force for Good Foundation also strives to improve children’s health, education and economic circumstances throughout the world. For more information, visit nuskin.com.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements of management's expectations regarding the company's growth, vision, improvement of margins, and value for shareholders. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from the forward-looking statements expressed herein. These risks and uncertainties include, but are not limited to, economic and competitive conditions in our business and the markets in which we operate, potential failure of current or planned initiatives or products to generate and sustain interest among our sales force and customers, and regulatory risks associated with our products and business models. The forward-looking statements are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company's expectations and beliefs as of the date that such information was first provided, and the company assumes no duty to update them to reflect any change except as required by law.

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577